UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2025

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INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1150

Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

(214) 618-5243

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2025, the Board of Directors (the “Board”) of Integer Holdings Corporation (the “Company”) appointed Payman Khales as a member of the Board, effective October 24, 2025, in connection with the previously disclosed transition plan where Mr. Khales was appointed as the Company’s President and Chief Executive Officer (“CEO”), also effective October 24, 2025. Mr. Khales will serve on the Company’s Technology Strategy Committee. Mr. Khales’ term as director will continue until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.

Mr. Khales will succeed Joseph W. Dziedzic, the CEO and director of the Company. As previously disclosed, also effective October 24, 2025, Mr. Dziedzic will serve as a Special Advisor for the Company until March 31, 2026, to assist Mr. Khales with transition matters.

In connection with Mr. Khales’ appointment as CEO, on October 23, 2025, the Company entered into an Employment Agreement with Mr. Khales (the “Employment Agreement”). The Employment Agreement is intended to supersede and replace (1) the Offer Letter, dated as of February 6, 2018, between the Company and Mr. Khales and (2) the Change of Control Agreement, dated February 20, 2018, between the Company and Mr. Khales. Under the Employment Agreement, Mr. Khales will be entitled to the compensation and benefits described below.

Base Salary

•	An annual base salary rate of $875,000, which will be reviewed for increase at least annually.

Annual Short-Term Cash Incentive Bonus

•	During his service as CEO, Mr. Khales will be eligible for an annual cash short-term incentive award (the “Annual STI Bonus”), with a target Annual STI Bonus opportunity equal to 100% of his base salary actually earned for such fiscal year (“Target STI Bonus”) based on performance metrics and relative weighting established by the Board (or an applicable committee of the Board).

•	For fiscal year 2025, Mr. Khales Annual STI Bonus will be calculated based on actual performance, but based on a mix of (1) his eligible earnings during fiscal year 2025 while he served as Chief Operating Officer of the Company and the goals and target Annual STI Bonus set by the Board for his service as Chief Operating Officer in fiscal year 2025 and (2) his eligible earnings during fiscal year 2025 while serving as CEO and the goals and target Annual STI Bonus set by the Board for his service as CEO in fiscal year 2025.

Long-Term Incentives

•	During his service as CEO, Mr. Khales will be eligible to participate in the Company’s annual long-term incentive compensation programs as may generally be in effect from time to time for all U.S. executives at the level of Executive Vice President and above at the Company.

•	In 2026, Mr. Khales’ aggregate annual long-term incentive award target will not be less than $5,000,000.

Special Equity Grant

•	In connection with his promotion, Mr. Khales will receive a special grant of service-based restricted stock units under the Integer Holdings Corporation 2021 Omnibus Incentive Plan (the “Incentive Plan”) with (1) a grant date of October 24, 2025 (the “Grant Date”), (2) a grant date fair value equal to $550,000, (3) ratable annual vesting over a three-year period from the Grant Date, with the first ratable portion vesting on the first anniversary of the Grant Date, and (4) other terms and conditions provided for in the Incentive Plan and the standard Company award agreement for substantially similar awards.

Other Benefits

•	The Company will provide and maintain, at the Company’s sole reasonable expense, term life insurance with a total face value of not less than $5,000,000 (or such lesser maximum amount of coverage that the Company can reasonably obtain) on the life of Mr. Khales.

•	Mr. Khales will be eligible to participate in the executive class long-term disability insurance program as may generally be in effect from time to time for all U.S. executives at the level of Executive Vice President and above at the Company.

•	The Company will provide to Mr. Khales, at the Company’s sole reasonable expense, an annual comprehensive physical exam, generally as provided for under the Company’s Key Management Physical Examination Program (or any successor or reasonably-comparable Company program).

•	Mr. Khales will be eligible to participate in the employee benefit plans, programs, and policies (including group term life insurance coverage and paid time off programs), as may generally be in effect from time to time for all U.S. executives at the level of Executive Vice President and above at the Company.

•	Mr. Khales will receive reimbursement for all reasonable expenses incurred by him in the performance of his duties as CEO.

•	Mr. Khales will receive reimbursement for up to $20,000 in legal expenses incurred in the preparation and negotiation of the terms of the Employment Agreement.

Non-Change in Control Severance Compensation

Under the Employment Agreement, for an involuntary termination without cause or for good reason (each as described in the Employment Agreement, collectively, a “Qualifying Termination”) not in connection with a change in control, Mr. Khales will receive (the “Pre-CIC Severance Benefits”):

•	(1) Earned but unpaid base salary through the date of the Qualifying Termination, (2) unreimbursed but reimbursable expenses, and (3) payment of his unpaid Annual STI Bonus for the fiscal year immediately preceding the fiscal year in which the Qualifying Termination occurs (collectively, the “Accrued Obligations”);

•	Cash severance equal to two times the sum of (1) Mr. Khales’ annual base salary rate plus (2) his Target STI Bonus;

•	A lump sum payment equal to the product of (1) 110% of the monthly premium (or the equivalent cost of coverage for self-insured benefits) for medical and prescription drug coverage for the most recently completed month of medical and prescription drug coverage for Mr. Khales and his spouse and any dependent children who were covered under the Company’s medical and prescription drug plans immediately prior his Qualifying Termination, times (2) 24; and

•	Any other benefits owed to Mr. Khales under any plan, policy, practice or program of, or any other contract or agreement with, the Company to which he is entitled (collectively, the “Other Benefits”);

In addition, (1) each of Mr. Khales' performance-based equity awards then held (and outstanding for at least one year) will vest on a pro-rated basis regarding actual performance and his term of employment during the applicable performance period (performance-based equity awards then held for less than one year will be forfeited), (2) each of Mr. Khales' time-based equity awards granted on or after October 24, 2025 and then held will vest on a pro-rated basis regarding his term of employment during the applicable vesting period (or will vest according to the applicable award agreement, if the award agreement for such time-based equity award provides for more favorable treatment), and (3) each of Mr. Khales' time-based equity awards granted prior to October 24, 2025 will be governed by the applicable award agreement.

Severance Compensation following a Change in Control

Under the Employment Agreement, for a Qualifying Termination occurring in the period starting 60 days prior to a change in control and ending 24 months following, Mr. Khales will receive (the “CIC Severance Benefits”):

•	The Pre-CIC Severance Benefits;

•	A lump sum payment equal to two times the Company’s total contributions for Mr. Khales to any retirement plan (whether qualified or nonqualified) of the Company in effect on the date of the Qualifying Termination, for the plan year preceding the date of the Qualifying Termination;

•	If the Company has not granted any annual long-term incentive awards to Mr. Khales for the fiscal year that includes the date of the Qualifying Termination, a lump sum payment in cash equal to the product obtained by multiplying (1) the aggregate grant date fair value of any annual long-term incentive awards granted by the Company to Mr. Khales for the immediately preceding fiscal year, times (2) a fraction, the numerator of which is the number of full months Mr. Khales was employed by the Company during the fiscal year that includes the date of the Qualifying Termination, and the denominator of which is 36;

•	Up to $25,000 for executive outplacement services utilized by Mr. Khales;

•	If, within the 18-month month period immediately preceding the date of the Qualifying Termination, Mr. Khales had relocated his primary residence from one location to the location on the date of the Qualifying Termination at the request of the Company, then the Company will reimburse Mr. Khales in cash for any relocation expenses actually incurred in the 12 months immediately following the Qualifying Termination by Mr. Khales in moving his primary residence to any location within 35 miles of the original location; and

•	Mr. Khales will remain eligible for a prorated Annual STI Bonus for the fiscal year that includes date of the Qualifying Termination.

In addition, for each outstanding performance-based equity award then held by Mr. Khales such performance-based equity award will vest and become non-forfeitable based on the full (i.e. not prorated) award opportunity and earned based on one or more levels of performance for such performance-based equity award as specifically determined in writing by the Compensation and Organization Committee of the Board reasonably prior to the change in control, and such award will be settled in accordance with the applicable award agreement. For each time-based equity award then held by Mr. Khales such time-based equity award, to the extent not previously vested, will vest and become non-forfeitable, and such award will be settled in accordance with the applicable award agreement.

Mr. Khales will also receive the Accrued Obligations and Other Benefits described above for a voluntary termination without good reason or termination due to death or disability. The Employment Agreement also provides for payments otherwise due upon a change in control to be reduced to ensure that none are subject to the golden parachute excise tax (or full payment subject to the excise tax, depending on which approach puts Mr. Khales in the best after-tax position). Other than for the Accrued Benefits and Other Benefits described above, payment of the Pre-CIC Severance Benefits or CIC Severance Benefits are subject to Mr. Khales’ timely execution and non-revocation of a release of claims in favor of the Company, as further described in the Employment Agreement, plus application of the Company’s compensation clawback policy, as applicable. During his employment, Mr. Khales will not receive any additional compensation for his service on the Board.

Item 7.01. Regulation FD Disclosure.

On October 24, 2025, the Company issued a press release announcing the completion of the CEO transition plan. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGER HOLDINGS CORPORATION

Date: October 24, 2025	By:	/s/ Lindsay K. Blackwood
Lindsay K. Blackwood
Senior Vice President, General Counsel and Corporate Secretary